EXHIBIT 99.1

Amtech Reports First Quarter Fiscal 2020 Results

TEMPE, Ariz., February 6, 2020 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power chips, electronic assemblies and light-emitting diodes (LEDs), today reported results for its first quarter ended December 31, 2019.

First Quarter Fiscal 2020 Financial and Operational Highlights from Continuing Operations:

•	Net revenue of $20.7 million
•	Operating income of $1.6 million
•	Loss from continuing operations, net of tax, of $1.3 million, which includes a pre-tax loss of $2.7 million on the sale of R2D
•	Loss per diluted share from continuing operations of $0.09
•	Customer orders of $17.6 million
•	Unrestricted cash of $52.7 million
•	Board of Directors approval to renew our share repurchase program of up to $4 million of outstanding common stock, effective for the next 12 months

Mr. Michael Whang, Chief Executive Officer of Amtech, commented, "We continue to prepare for the anticipated strengthening of the semiconductor market in the second half of 2020 and for longer-term organic growth opportunities.  We are investing in new product development, market-advancing technologies, our people, capacity expansion and IT systems.  We also continue to evaluate strategic M&A opportunities to build upon our strengths in the high growth areas in semi and silicon carbide.”

Mr. Whang continued, “In the first quarter of fiscal 2020, we shipped our 300 mm diffusion furnace to a new top-tier, power semiconductor customer.  We have also just announced another order for the 300mm clustered HTR diffusion furnace, further validating our power semiconductor strategy and the market interest in this technology. With this new order we are establishing close relationships with top-tier global power semiconductor customers in North America, Europe and Asia.”

GAAP Financial Results

(in millions, except per share amounts)	Q1	Q4	Q1
	FY 2020	FY 2019	FY 2019
Net revenues	$20.7	$20.2	$23.2
Gross profit	$8.2	$8.6	$9.0
Gross margin	40%	42%	39%
Operating income	$1.6	$1.7	$0.7
Operating margin	7.9%	8.2%	2.9%
(Loss) income from continuing operations, net of tax	$(1.3)	$1.0	$0.2
Diluted (loss) income per share from continuing operations	$(0.09)	$0.07	$0.02

Net revenues increased slightly compared to the preceding quarter and decreased 11% from the first quarter of fiscal 2019. Semiconductor revenue in fiscal Q1 2020 includes the shipment of our 300 mm diffusion furnace to a new top-tier, power semiconductor customer, which contributed to the sequential increase in revenue. Semiconductor revenue decreased compared to the prior year quarter due primarily to lower diffusion furnace shipments. SiC/LED revenue decreased sequentially due primarily to lower machine shipments and was relatively flat compared to the prior year quarter. Gross margin increased in the first quarter of fiscal 2020 compared to the prior year quarter, primarily due to a shift in product mix, while decreasing on a sequential basis primarily due to a higher margin product mix in the fourth quarter of fiscal 2019. Operating margin improved sequentially to 7.9%, primarily due to lower employee-related expenses, partially offset by increased legal fees relating to our solar divestitures. The Company recognized a pre-tax loss from the sale of its automation division, R2D, of $2.8 million. Loss from continuing operations, net of tax, for the first quarter of fiscal 2020 was $1.3 million, or 9 cents per share. This compares to income of $0.2 million, or 2 cents per share, for the first quarter of fiscal 2019 and income of $1.0 million, or 7 cents per share, in the preceding quarter.

As announced previously, we sold our shares of Tempress to Stichting Continuiteit Tempress, an independent foundation (“the Foundation”) formed under Dutch law and created for the sole benefit of the employees, customers and suppliers of Tempress. The Foundation is governed by an independent board with members who have restructuring expertise and have no affiliation with Amtech. Effective as of the closing of the sale of Tempress, Amtech has no financial interest in the future losses or profits of the Foundation and will have no further involvement with and no control over the Foundation, absent the right to receive certain limited information from the Foundation pursuant to covenants set forth in the term loan agreement with the Foundation. To-date, we have received repayment of $0.5 million of the loan balance.

Outlook

Our outlook reflects the January 27 announcement by China’s government to extend the Lunar New Year holiday and keep enterprises closed until February 9, due to the coronavirus outbreak. Our outlook also builds in estimated time we believe will be required for employees and the supply chain to resume normal work and production levels. The outlook does not account for any future measures taken by the Chinese government in response to the health crisis that could further delay businesses from returning to a normal operating schedule, which could cause our results to be materially lower than the outlook. Lastly, the outlook reflects some historical softness that occurs in our fiscal Q2, attributable to seasonality and the Chinese New Year. For the quarter ending March 31, 2020 (our 2nd fiscal quarter), revenues are expected to be in the range of $10 to $14 million. Gross margin for the quarter ending March 31, 2020 is expected to be in the upper 20’s to 30% range, with operating margin negative.

Additionally, in fiscal Q2, we expect to record a pre-tax loss on deconsolidation of Tempress in the range of $12.5 million to $13 million, of which approximately $7.3 million is the recognition of previously recorded accumulated foreign currency translation losses. The total pre-tax loss is not expected to have a material effect on our cash balances from our continuing operations. We also expect to recognize a significant tax benefit relating to this loss, which can be carried over to future years.

The semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Additionally, operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, and the financial results of semiconductor manufacturers.

A portion of Amtech’s results are denominated in Renminbis, a Chinese currency.  The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi.  Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call and webcast today at 5:00 p.m. ET to discuss first quarter financial results.  Those in the USA wishing to participate in the live call should dial (844) 868-9329. From Canada, dial (866) 605-3852, and internationally, dial (412) 317-6703.  Request “Amtech” when connected to the operator.  A replay of the call will be available one hour after the end of the conference call through February 13, 2020.  To access the replay please dial US toll free (877) 344-7529 and enter code 10138192.  Internationally, dial (412) 317-0088 and use the same code.  A live and archived webcast of the conference call can be accessed in the investor relations section of Amtech’s website at www.amtechsystems.com.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power chips, electronic assemblies and light-emitting diodes (LEDs). We sell these products to semiconductor and automotive component manufacturers worldwide, particularly in Asia, North America and Europe.  Our strategic focus is on semiconductor growth opportunities in power electronics, leveraging our strength in our core competencies in thermal and substrate processing. We are a market leader in the high-end power chip market (SiC and 300mm silicon horizontal thermal reactor), developing and supplying essential equipment and consumables used in the semiconductor industry. Amtech’s products are recognized under the leading brand names BTU International, Bruce TechnologiesTM, and PR HoffmanTM.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries (“Amtech”), other than statements of historical fact, are hereby identified as “forward-looking statements” (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release.  Examples of forward-looking statements include statements regarding Amtech’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, the planned divestiture of our solar business, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could”, “likely,” “future,” “target,” “forecast,” “goal,” “observe,” and “strategy” or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2019, listed various important factors that could affect the Company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf.  These factors can be found under the heading “Risk Factors” in the Form 10-K and investors should refer to them.  Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties.  Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Lisa D. Gibbs Chief Financial Officer (480) 967-5146 irelations@amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

February 6, 2020

(Unaudited)

Summary Financial Information for Continuing Operations

(in thousands, except percentages and ratios)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Amtech Systems, Inc.
Revenues, net of returns and allowances	$20,692	$20,174	$23,225
Gross profit	$8,174	$8,560	$9,020
Gross margin	40%	42%	39%
Operating income	$1,637	$1,653	$664
New orders	$17,625	$20,344	$20,613
Backlog	$13,444	$17,326	$23,656
Semiconductor Segment
Revenues, net of returns and allowances	$17,232	$15,188	$18,960
Gross profit	$7,186	$6,866	$7,490
Gross margin	42%	45%	40%
Operating income	$2,722	$2,316	$2,745
New orders	$15,094	$16,163	$16,094
Backlog	$12,764	$14,902	$18,158
SiC/LED Segment
Revenues, net of returns and allowances	$2,817	$4,352	$2,983
Gross profit	$979	$1,814	$1,224
Gross margin	35%	42%	41%
Operating income	$534	$1,388	$769
New orders	$2,531	$2,399	$3,744
Backlog	$680	$966	$3,456

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

February 6, 2020

(Unaudited)

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,
	2019	2018
Revenues, net of returns and allowances	$20,692	$23,225
Cost of sales	12,518	14,205
Gross profit	8,174	9,020

Selling, general and administrative	5,915	6,626
Research, development and engineering	622	866
Restructuring charges	—	864
Operating income	1,637	664

Loss on sale of subsidiary	(2,793)	—
Interest income and other, net	(70)	166
(Loss) income from continuing operations before income taxes	(1,226)	830
Income tax provision	41	582
(Loss) income from continuing operations, net of tax	(1,267)	248
Loss from discontinued operations, net of tax	(665)	(2,620)
Net loss	$(1,932)	$(2,372)

(Loss) Income Per Basic Share:
Basic (loss) income per share from continuing operations	$(0.09)	$0.02
Basic loss per share from discontinued operations	$(0.05)	$(0.18)
Net loss per basic share	$(0.14)	$(0.16)

(Loss) Income Per Diluted Share:
Diluted (loss) income per share from continuing operations	$(0.09)	$0.02
Diluted loss per share from discontinued operations	$(0.05)	$(0.18)
Net loss per diluted share	$(0.14)	$(0.16)

Weighted average shares outstanding - Basic	14,290	14,220
Weighted average shares outstanding - Diluted	14,290	14,252

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

February 6, 2020

(Unaudited)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2019	September 30, 2019
Assets
Current Assets
Cash and cash equivalents	$52,742	$52,982
Restricted cash	—	101
Accounts receivable (less allowance for doubtful accounts of $134 and $172 at December 31, 2019, and September 30, 2019, respectively)	14,205	12,873
Inventory	15,580	17,532
Income taxes receivable	662	—
Held-for-sale assets	18,752	22,755
Other current assets	2,156	2,027
Total current assets	104,097	108,270
Property, Plant and Equipment - Net	10,100	10,217
Intangible Assets - Net	804	870
Goodwill - Net	6,633	6,633
Other Assets	651	487
Total Assets	$122,285	$126,477
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$5,097	$4,371
Accrued compensation and related taxes	1,743	2,717
Accrued warranty expense	461	556
Other accrued liabilities	1,148	1,274
Current maturities of long-term debt	368	371
Contract liabilities	565	1,378
Income taxes payable	—	1,434
Held-for-sale liabilities	15,168	18,547
Total current liabilities	24,550	30,648
Long-Term Debt	5,085	5,178
Long-Term Lease Liability	34	—
Income Taxes Payable	3,654	3,199
Total Liabilities	33,323	39,025
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,386,422 and 14,268,797 at December 31, 2019 and September 30, 2019, respectively	144	143
Additional paid-in capital	125,866	125,098
Accumulated other comprehensive loss	(8,560)	(11,233)
Retained deficit	(28,488)	(26,556)
Total shareholders’ equity	88,962	87,452
Total Liabilities and Shareholders’ Equity	$122,285	$126,477

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

February 6, 2020

(Unaudited)

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,
	2019	2018
Operating Activities
Net loss	$(1,932)	$(2,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	406	443
Write-down of inventory	311	557
Deferred income taxes	784	7
Non-cash share-based compensation expense	68	169
Loss on sale of subsidiary	2,793	—
(Reversal of) provision for allowance for doubtful accounts, net	(59)	44
Other, net	13	106
Changes in operating assets and liabilities:
Accounts receivable	3,296	(2,568)
Inventory	1,025	228
Other assets	(1,458)	7,939
Accounts payable	(1,983)	520
Accrued income taxes	(1,616)	831
Accrued and other liabilities	(486)	(684)
Contract liabilities	(1,330)	(5,866)
Net cash used in operating activities	(168)	(646)
Investing Activities
Purchases of property, plant and equipment	(173)	(152)
Net cash disposed of in sale of subsidiary	(647)	—
Net cash used in investing activities	(820)	(152)
Financing Activities
Proceeds from the exercise of stock options	701	37
Payments on long-term debt	(103)	(95)
Net cash provided by (used in) financing activities	598	(58)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	1,141	(662)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	751	(1,518)
Cash, Cash Equivalents and Restricted Cash, Beginning of Year*	59,134	62,496
Cash, Cash Equivalents and Restricted Cash, End of Year*	$59,885	$60,978

*	Includes Cash, Cash Equivalents and Restricted Cash that are included in Held-For-Sale Assets on the Consolidated Balance Sheets.